MADISON & WALL
                                 --------------
                                W O R L D W I D E

                    MARKET ACCESS PROGRAM MARKETING AGREEMENT

THIS AGREEMENT (the "Agreement") made and entered into this 27th day of July, 2001, by and between MADISON & WALL WORLDWIDE, INC. located at 195 Wekiva Springs Road, Suite 200, Longwood, Florida 32779 (hereinafter referred to as "M&W") and BRIGHTCUBE, INC., located at 240 Center Street, El Segundo California 90245, (hereinafter referred to as the "Company").

WITNESSETH:

For and consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
     1.  EMPLOYMENT
     Company hereby hires and employees M&W as an independent contractor; and M&W does hereby accept its position as an independent contractor to the Company upon the terms and conditions hereinafter set forth.

     2.  TERM
     The  term  of  this  Agreement  shall  be  for  six  (6)  months.

     3.  DUTIES  AND  OBLIGATIONS  OF  M&W
     M&W  shall  have the following duties and obligations under this Agreement.
          3.1 M&W will review and analyze various aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals.
          3.2 Through its financial relations telemarketing division, M&W will provide exposure to its network of firms and brokers that may be interested in participating with the Company, schedule and conduct the necessary due diligence, and obtain the required approvals necessary for those firms to participate. M&W will also interview and make determinations on any firms or brokers referred by the Company with regard to their participation.
          3.3 At the Company's request, M&W will be available to the Company to field any calls from firms, individual investors/shareholders and brokers inquiring about the Company- In addition, M&W will assist the Company in preparing quarterly financial results and coordinating corresponding conference calls and simulcasts on the Internet in accordance with Regulation FD.
          3.4 M&W will feature the Company on the Worldwide Internet via M&W's home web site (www.insidewallstreet.com), Specifically, M&W will feature the Company's Fast Fact Sheet prepared and maintained by M&W on its web site.
          3.5 M&W shall, write, produce and assist the Company in releasing all news announcements. The Company shall be solely responsible for paying all fees associated with the actual release(s) through BusincsssWire, P.R. Newswire, or any other comparable news dissemination source. M&W will create, build and continually enhance a fax database of all brokers, investors, analysts and media contacts who have expressed an interest in receiving m-going information on the Company. M&W will assist the Company in setting up an account with a fax broadcasting agency to manage the actual broadcasting in the event Company does not have this capability in-house. Further, M&W will, at its discretion, mass-fax broadcast select releases to its network of U.S, stockbrokers, analysts and institutional investors.
          3.6 M&W will serve as the Company's publicist and will strive to obtain coverage in both national and industry publications, in financial newsletters, on financial radio and television programming and via traditional press mediums. Specifically, M&W will facilitate an on-going outreach program to an intelligently targeted universe of media professionals stemming from our list of nearly 380,000 media contacts. Further, M&W will track published articles and, in association with Burrelle's, provide monthly clippings of those articles/mentions' Featuring the Company,
          3.7 At the Company's request, strive to obtain the Company analyst coverage and/or investment banking sponsorship.
          3.8 Arrange for a series of due diligence meetings with select broker/dealers, institutional investors and analysts at predetermined dates throughout the campaign term, while remaining compliant with the rules and regulations associated with Regulation FD.
          3.9 ALL OF THE FOREGOING M&W PREPARED DOCUMENTATION CONCERNING THE COMPANY, INCLUDING, BUT NOT LIMITED TO, FAST FACT SHEETS, NEWS ANNOUNCEMENTS, SHAREHOLDER LETTERS, SHALL BE PREPARED BY M&W FROM MATERIALS SUPPLIED TO IT BY THE COMPANY AND SHALL BE APPROVED BY THE COMPANY PRIOR TO DISSEMINATION BY M&W.


   195 Wekiva Springs Road. Suite 200, Longwood, Florida 32779 * 407-682-2001
                    Fax-407-682-2544 www.insidewallstreet.com
                                     ------------------------
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     4.     M&W'S  COMPENSATION
     Upon the execution of this Agreement, Company hereby covenants and agrees to pay M&W as follows:
          4.1. $18,000, payable in monthly cash installments of $6,000 in cash with the first three payments aggregating $18,000 due upon execution of this Agreement and the second three cash payments aggregating $18,000 due on the 9lst day following execution of this Agreement. M&W will agree to deposit the first check for $6,000 immediately upon receipt and all subsequent $6,000 checks on the 15th of every month thereafter for the term of the agreement.
          4.2 173,333 shares of the Company's common stock, restricted pursuant to Rule 144, and due within five (5) days following execution of this Agreement. These 173,333 shares shall carry piggyback registration rights for resale by M&W on the Registration Statement to be filed with the Company with the U.S. Securities & Exchange Commission within 45 days following execution of this Agreement. In the event that the Company fails to file a Registration Statement within 45 days following execution of this Agreement, then the Company shall agree to issue M&W an additional 30,000 shares for every 30 day period thereafter until such time as the Registration Statement has been filed with the U.S. Securities & Exchange Commission
          4.2 M&W shall also be entitled to receive an option or warrant to purchase up to 200,000 common shares of the Company's stock, exercisable as follows:
               -     100,000  common  shares exercisable at $0.50 per share; and
               -     100,000  common  shares  exercisable  at  $0.75  per share.
          4.3 The Company shall agree to issue M&W piggyback registration rights for the common shares underlying the option/warrants listed above, whereby these shares will be registered for resale by M&W on the first applicable Registration Statement filed by the Company with the U.S. Securities & Exchange Commission, which is expected to occur within 45 days following execution of this Agreement; said underlying common shares shall be held by the Company until such time as M&W elects to exercise its option or warrant to purchase the common shares. In the event that the Company's stock price is such that the option/warrants are "in the money" in excess of 100% of the exercise price of the first 100,000 common shares, or $1.00 per share, then M&W shall be entitled to receive demand registration rights on the underlying shares, and the Company shall agree to file the applicable
               Registration  Statement  with  the  U.S.  Securities  &  Exchange
               Commission within ten (10) days of M&W's formal demand to register. The term of the option/warrant shall expire 24 months from the date the Registration Statement registering the underlying the option/warrant is deemed effective.

     5.     M&W'S  EXPENSES  AND  COSTS
     Company shall pay all reasonable costs and expenses incurred by M&W, its directors, officers, employees and agents, in carrying out its duties and obligations pursuant to the provisions of this Agreement, excluding M&W's general and administrative expenses and costs, but including and not limited to the following costs and expenses; provided all costs and expense items in excess of $500.00 (Five Hundred U.S. Dollars) must be approved by the Company in writing prior to M&W's incurrence of the same:
          5.1 Travel expenses, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company,
          5.2  Seminars,  expositions,  money  and  investment  shows.
          5.3 Radio and television time and print media advertising costs, when applicable.
          5.4 Subcontract fees and costs incurred in preparation of research reports, when applicable.
          5.5  Cost  of  on-site  due  diligence  meetings,  if  applicable.
          5.6 Printing and publication costs of brochures and marketing materials which are not supplied by the Company.
          5.7  Corporate  web  site  development  costs.
          5.8 Printing and publication costs of Company annual reports, quarterly reports, and/or other shareholder communication collateral, material which are not supplied by Company.

     6.     COMPANY'S  DUTIES  AND  OBLIGATIONS
     Company  shall  have  the  following  duties  and  obligations  under  this
     Agreement:
          6.1 Cooperate fully and timely with M&W so as to enable M&W to perform its obligations under this Agreement.
          6.2 Within ten (10) days of the date of execution of this Agreement to deliver to M&W a complete due diligence package on the Company including all the Company's filings with the Securities and Exchange Commission within the last twelve months, the last six months of press releases on the Company and all other relevant materials with respect to such filings, including but not limited to corporate reports, brochures, and the like; a list of the names and addresses of all the Company's shareholders known to the Company; a list of the brokers and market makers in the Company's securities and a list of analysts or fund mangers which have been following the Company.


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          6.3  The  Company  will  act  diligently  and  promptly  in  reviewing materials submitted to it from time to time by M&W and inform M&W of any inaccuracies contained therein prior to the dissemination of such materials.
          6.4 Immediately give written notice to M&W of any change in Company's financial condition or in the nature of its business or operations which had or might have an adverse material effect on its operations, assets, properties or prospects of its business.
          6.5 Immediately pay all costs and expenses incurred by M&W under the provisions of this Agreement when presented with invoices for the same by M&W.
          6.6  Give full disclosure of all material facts concerning the Company to  M&W  and  update  such  information  on  a  timely  basis.
          6.7  Promptly  pay  the  compensation due M& W under the provisions of this  Agreement  as  defined  in  Section  4  herein.

     7.     NONDISCLOSURE
     Except as may be required by law, Company, its officers, directors, employees, agents and affiliates shall not disclose the contents and provisions of this Agreement to any individual or entity without M&W's expressed written consent subject to disclosing same further to Company counsel, accountants and other persons performing investment banking, financial, or related 'Functions for Company.

     8.     COMPANY'S  DEFAULT
     In the event of any default in the payment of M&W's compensation to be paid to it pursuant to this Agreement, or any other charges or expenses on the Company's part to be paid or met, or any part or installment thereof, at the time and in the manner herein prescribed for the payment thereof and as when the same becomes due and payable, and such default shall continue for twenty five (25) days after M&W's notice thereof is received by Company; in the event of any default in the performance of any of the other covenants, conditions, restrictions, agreements, or other provisions herein contained on the part of the Company to be performed, kept, complied with or abided by, and such default shall continue for twenty five (25) days after M&W has given Company written notice thereof, or if a petition in bankruptcy is filed by the Company, or if the Company is adjudicated bankrupt, or if the Company shall compromise all its debts or assign over all its assets for the payment thereof, or if a receiver shall be appointed for the Company's property, then upon the happening of any of such events, M&W shall have the right, at its option, forthwith or thereafter to accelerate all compensation, costs and expenses due or coming due hereunder and to recover the same from the Company by suit or otherwise and further, to terminate this Agreement. The Company covenants and agrees to pay all reasonable attorney fees, paralegal fees, costs and expenses of M&W, including court costs, (including such attorney fees, paralegal fees, costs and expenses incurred on appeal) if M&W employs an attorney to collect the aforesaid amounts or to enforce other rights of M&W provided for in this Agreement in the event of any default as set forth above and M&W prevails in such litigation. Further, until M&W has received the cash or stock as described above in Section 4, M&W shall not be required to commence performing hereunder.

     9.     COMPANY'S  REPRESENTATIONS  AND  WARRANTIES
     Company represents and warrants to M&W for the purpose of inducing M&W to enter into and consummate this Agreement as follows:
          9.1 Company has the power and authority to execute, deliver and perform this Agreement.
          9.2 The execution and delivery by the Company of this Agreement have been duly and validly authorized by all requisite action by the Company. No license, consent or approval of any person is required for the Company's execution and delivery of this Agreement. I
          9.3 No representation or warranty by the Company in this Agreement and no information in any statement, certificate, exhibit, schedule or other document furnished, or to be furnished by the Company to M&W pursuant hereto. or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to M&W, in writing, or in SEC filings or press releases, which materially adversely affects, nor, so far as the Company can now reasonably foresee, may adversely affect the business, operations, prospects, properties, assets, profits or condition (financial or otherwise) of the Company.

     10.     LIMITATION  OF  M&W  LIABILITY
     If M&W fails to perform its services hereunder, its entire liability to the Company shall not exceed the lessor of (a) the amount of cash compensation M&W has received from the Company under Section 4 of this Agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL M&W BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY


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     ARISING  FROM  OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES
     RESULT FROM THE USE, BY M& W, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

     11.     MISCELLANEOUS

          11.1 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

          11.2 Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior agreements between such Parties relating to such subject matter.

          11.3 Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in a writing signed by both Parties.

          11.4 Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature, unless such shall he signed by the person making such waiver and/or which so provides by its terms.

          11.5 Captions. The captions appearing in this Agreement are inserted as a. matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

          11.6 Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Venue shall he located in Seminole County, Florida.

          11.7 Benefits. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, personal representatives, successors and assigns.

          11.8 Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

          11.9 Arbitration. Except as to a monetary default by Company hereunder, any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American
               Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment may he entered upon an arbitration award of in a court of competent jurisdiction and confirmed by such court. Venue for Arbitration proceedings shall be Seminole County, Florida. The costs of arbitration, reasonable attorneys' fees of the Parties, together with all other expenses, shall be paid as provided in the Arbitration award.

          11.10 Currency. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

          11.11 Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

     12. This Agreement may he executed in counterparts and by fax transmission, each counterpart being deemed an original.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

CONFIRMED  AND  AGREED  ON  THIS  13th  DAY  OF  September  2001.
                                  ----           ---------

MADISON  &  WALL  WORLDWIDE,  INC.

By:  /s/  Loren  Brown             /s/  Dodi  B.  Handy
   --------------------          --------------------
     M&W  Representative           M&W  Officer

   Loren  Brown                  Dodi  B.  Handy
   -----------------             --------------------
     Print  Name                              Print  Name

CONFIRMED  AND  AGREED  ON  THIS  13th  DAY  OF  SEPT.  2001
                                  ----           -----

BRIGHTCUBE,  INC.

By:  /s/  Albert  Marco            /s/  Eric  Howard
   --------------------          --------------------
     Duly  Authorized              Witness


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   Albert  Marco                 Eric  Howard
   -----------------             --------------------
     Print  Name                              Print  Name








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